Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER
AND FULL FISCAL YEAR 2017 RESULTS

BERWYN, Pa. - May 24, 2017 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its fourth quarter and full fiscal year ended March 31, 2017.

Fourth Quarter and Full Fiscal Year 2017 Highlights

•	Net sales were $919.9 million for fourth quarter fiscal year 2017.

•
Operating income for fourth quarter fiscal year 2017 was $150.8 million, reflecting an operating margin of 16% that excludes a $266.3 million non-cash charge for the impairment of goodwill for Triumph Aerospace Structures.

•	Net income for fourth quarter fiscal year 2017 was $139.5 million, or $2.81 per diluted share, excluding the aforementioned impairment charge.

•	Fourth quarter fiscal year 2017 results also included transformation related costs of $14.5 million.

•
Cash flow from operations for fourth quarter fiscal year 2017 was $454.0 million, and free cash flow was $498.3 million, both of which included an increase in customer advances of approximately $324.0 million.

•	For the full fiscal year 2017, sales were $3.5 billion, adjusted earnings per diluted share were $6.54 and free cash flow was $315.7 million.
“Our fourth quarter performance and year-end results reflect continued strength in Integrated Systems and Product Support, improved profitability in Precision Components, as well as mutually-beneficial contract amendments in our Aerospace Structures business,” said Daniel J. Crowley, Triumph’s president and chief executive officer. “Over the past four quarters, we continued to improve program performance and rebuild customer confidence, leading to new business opportunities in both commercial and defense markets. As a result of our One Triumph transformation strategy, we realized new operational and go-to-market efficiencies, growing our backlog sequentially as a result of our enhanced business development efforts. At

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the same time, we are addressing the operational and financial challenges in Aerospace Structures to better position this business unit for the future.”

“Under our transformation plan, we delivered three consecutive quarters of improved free cash flow and exceeded our fiscal year 2017 cost reduction goals, realizing $69 million in savings which will benefit future years. We anticipate an incremental $70 million in cost savings in fiscal year 2018. Looking ahead, we will continue to enhance shareholder value from a stronger backlog and improved performance across the business.”

Fourth Quarter Fiscal Year 2017 Overview

Net sales for the fourth quarter of fiscal year 2017 declined 13% from the prior year quarter. On an organic basis, excluding the impact of divestitures, sales were down 13% primarily due to production rate reductions by customers on the 747-8, C-17 and G450/550 programs, changes in model mix, decreased volume in military end market and foreign exchange rates. These factors were partially offset by increased production rates on the 767/Tanker program and stronger organic sales in the Product Support segment resulting from key contract wins with regional and commercial operators for structures and interiors.

Operating income included $14.5 million of restructuring costs and an impairment charge of $266.3 million. Cumulative catch-up adjustments on long-term contracts were a net favorable $72.7 million, which included the benefit of positive adjustments related to the 747-8 program.

Net loss for the fourth quarter of fiscal year 2017 was $126.8 million, or a loss of $2.57 per share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(140.3)	$(126.8)	$(2.57)
Triumph Aerospace Structures - Goodwill impairment	266.3	266.3	5.38

Income from Continuing Operations ex-goodwill impairment	$126.0	$139.5	$2.81

Transformation related costs:
Restructuring costs (non-cash)	0.5	0.5	0.01
Restructuring costs (cash)	14.0	12.9	0.27

Adjusted Income from Continuing Operations - non-GAAP	$140.5	$152.8	$3.09

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Net loss for fiscal year 2017 was $43.0 million or a loss of $0.87 per share and included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(23.6)	$(43.0)	$(0.87)
Triumph Aerospace Structures - Goodwill impairment	266.3	266.3	5.39
Loss on divestitures	19.1	18.0	0.36

Income from Continuing Operations ex-goodwill impairment & divestitures	$261.8	$241.3	$4.88

Transformation related costs:
Restructuring costs (non-cash)	10.7	9.9	0.20
Restructuring costs (cash)	42.2	38.8	0.79

Other previously announced adjustments:
Triumph Precision Components - Strike related Costs	15.7	14.5	0.29
Triumph Precision Components - Inventory write-down	6.1	5.6	0.11
Triumph Aerospace Structures - UAS program	14.2	13.1	0.26

Adjusted Income from Continuing Operations - non-GAAP	$350.7	$323.2	$6.54

The number of shares used in computing diluted earnings per share for the fourth quarter of fiscal year 2017 was 49.4 million.

For the quarter ended March 31, 2017, cash flow from operations was $454.0 million, which included approximately $324.0 million of increases in customer advances. Excluding these increases in customer advances, cash flow from operations was $130.0 million, a sequential improvement from a cash use of $41.4 million resulting from strong working capital management partially offset by continued investment in key development programs and restructuring efforts. As previously announced, on May 5, 2017, Triumph reached an agreement with its lender group on amendments to its credit agreement to provide the Company with greater financial flexibility as it continues executing its transformation plan.

Outlook

Based on anticipated aircraft production rates and divestitures completed in fiscal year 2017, the Company forecasts revenue for fiscal year 2018 to be approximately $3.1 to $3.2 billion, and to increase in fiscal year 2019 as development programs enter into production and sales from new wins offset sunsetting programs. The Company will provide additional fiscal year 2018 guidance when it has analyzed the impact of recently settled contracts and has greater visibility regarding the timing of ongoing customer negotiations.

Commenting on the outlook, Mr. Crowley said, “During fiscal 2018, we will demonstrate follow-through on our comprehensive efforts in fiscal 2017 to streamline our structure, reduce costs, resolve contract issues, and grow our backlog. We remain focused on performing to our

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commitments and enhancing our customer relationships which we expect to lead to improving profitability, stronger free cash flow and, ultimately, greater value for our shareholders.”

Conference Call

Triumph Group will hold a conference call today, May 24th at 8:30 a.m. (ET) to discuss the fourth quarter fiscal year 2017 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from May 24th to May 30th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #20731746.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The Company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF INCOME	2017	2016	2017	2016

Net sales	$919,914	$1,057,794	$3,532,799	$3,886,072

Operating (loss) income	(115,489)	(1,182,769)	56,889	(1,091,106)

Interest expense and other	24,781	18,502	80,501	68,041
Income tax (benefit) expense	(13,445)	(117,616)	19,340	(111,187)

Net loss	$(126,825)	$(1,083,655)	$(42,952)	$(1,047,960)

Earnings per share - basic:

Net loss	$(2.57)	$(22.01)	$(0.87)	$(21.29)

Weighted average common shares outstanding - basic	49,350	49,239	49,303	49,218

Earnings per share - diluted:

Net loss	$(2.57)	$(22.01)	$(0.87)	$(21.29)

Weighted average common shares outstanding - diluted	49,350	49,239	49,303	49,218

Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	March 31,	March 31,
	2017	2016
Assets
Cash and cash equivalents	$69,633	$20,984
Accounts receivable, net	311,792	444,208
Inventories, net of unliquidated progress payments of $222,485 and $123,155	1,340,175	1,236,190
Prepaid and other current assets	30,064	41,259
Assets held for sale	21,255	—
Current assets	1,772,919	1,742,641

Property and equipment, net	805,030	889,734
Goodwill	1,142,605	1,444,254
Intangible assets, net	592,364	649,612
Other, net	101,682	108,852

Total assets	$4,414,600	$4,835,093

Liabilities & Stockholders' Equity
Current portion of long-term debt	$160,630	$42,441
Accounts payable	481,243	410,225
Accrued expenses	674,379	683,208
Liabilities related to assets held for sale	18,008	—
Current liabilities	1,334,260	1,135,874

Long-term debt, less current portion	1,035,670	1,374,879
Accrued pension and post-retirement benefits, noncurrent	592,134	664,664
Deferred income taxes, noncurrent	68,107	62,453
Other noncurrent liabilities	537,956	662,279

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,573,029 and 49,328,999 shares outstanding	51	51
Capital in excess of par value	846,807	851,102
Treasury stock, at cost, 2,887,891 and 3,131,921 shares	(183,696)	(199,415)
Accumulated other comprehensive income	(396,178)	(347,162)
Retained earnings	579,489	630,368
Total stockholders' equity	846,473	934,944

Total liabilities and stockholders' equity	$4,414,600	$4,835,093
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2017		2016		2017		2016
Net Sales:
Integrated Systems	$282,002		$302,802		$1,040,805		$1,094,703
Aerospace Structures	338,751		423,620		1,294,865		1,550,850
Precision Components	247,565		280,357		987,919		1,061,607
Product Support	81,008		84,745		338,325		311,394
Elimination of inter-segment sales	(29,412)		(33,730)		(129,115)		(132,482)
	$919,914		$1,057,794		$3,532,799		$3,886,072

Operating (Loss) Income:
Integrated Systems	$55,915		$66,671		$201,294		$220,649
Aerospace Structures	(166,708)		(1,222,182)		(108,811)		(1,354,640)
Precision Components	11,099		1,266		18,322		75,734
Product Support	12,815		(6,537)		55,801		24,977
Corporate	(28,610)		(21,987)		(109,717)		(57,826)
	$(115,489)		$(1,182,769)		$56,889		$(1,091,106)

Depreciation and Amortization:
Integrated Systems	$10,104		$11,170	*	$40,332		$42,486	*
Aerospace Structures	284,236	*	661,032	*	338,525	*	937,877	*
Precision Components	11,545		19,502		53,889		59,102
Product Support	1,807		3,657		9,037		11,009
Corporate	472		418		1,461		1,642
	$308,164		$695,779		$443,244		$1,052,116

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(9,659)		$(11,269)		$(36,760)		$(41,585)
Aerospace Structures	(21,615)		(20,485)		(81,805)		(87,524)
Precision Components	(699)		(682)		(2,439)		(3,254)
	$(31,973)		$(32,436)		$(121,004)		$(132,363)

Capital Expenditures:
Integrated Systems	$7,901		$7,833		$16,487		$28,142
Aerospace Structures	4,787		4,102		14,607		27,596
Precision Components	4,787		3,644		15,827		20,623
Product Support	610		653		2,630		2,700
Corporate	624		452		2,281		986
	$18,709		$16,684		$51,832		$80,047
* - Includes Impairment Charges
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Loss	$(126,825)	$(1,083,655)	$(42,952)	$(1,047,960)

Add-back:
Income tax (benefit) expense	(13,445)	(117,616)	19,340	(111,187)
Interest expense and other	24,781	18,502	80,501	68,041
Curtailment Gain	—	(4,107)	—	(1,244)
Loss on divestitures	—	—	19,124	—
Legal settlement (gain) charge, net	—	(6,924)	—	5,476
Amortization of acquired contract liabilities	(31,973)	(32,436)	(121,004)	(132,363)
Depreciation and amortization	308,164	695,779	443,244	1,052,116

Adjusted Earnings (Loss) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$160,702	$(530,457)	$398,253	$(167,121)

Net sales #	919,914	1,057,794	3,532,799	3,886,072

Adjusted EBITDA Margin	18.1%	(51.7)%	11.7%	(4.5)%
# Net sales includes amortization of acquired contract liabilities. Since Adjusted EBTIDA excludes amortization of acquired contract liabilities, we've also excluded it from net sales in arriving at Adjusted EBITDA margin throughout this document.

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(126,825)

Add-back:
Income tax benefit	(13,445)
Interest expense and other	24,781

Operating (Loss) Income	$(115,489)	$55,915	$(166,708)	$11,099	$12,815	$(28,610)

Amortization of acquired contract liabilities	(31,973)	(9,659)	(21,615)	(699)	—	—
Depreciation and amortization	308,164	10,104	284,236	11,545	1,807	472

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$160,702	$56,360	$95,913	$21,945	$14,622	$(28,138)

Net sales	$919,914	$282,002	$338,751	$247,565	$81,008	$(29,412)

Adjusted EBITDA Margin	18.1%	20.7%	30.2%	8.9%	18.1%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(42,952)

Add-back:
Income tax expense	19,340
Interest expense and other	80,501

Operating Income (Loss)	$56,889	$201,294	$(108,811)	$18,322	$55,801	$(109,717)

Loss on divestitures	19,124	—	—	—	—	19,124
Amortization of acquired contract liabilities	(121,004)	(36,760)	(81,805)	(2,439)	—	—
Depreciation and amortization	443,244	40,332	338,525	53,889	9,037	1,461

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$398,253	$204,866	$147,909	$69,772	$64,838	$(89,132)

Net sales	$3,532,799	$1,040,805	$1,294,865	$987,919	$338,325	$(129,115)

Adjusted EBITDA Margin	11.7%	20.4%	12.2%	7.1%	19.2%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(1,083,655)

Add-back:
Income tax benefit	(117,616)
Interest expense and other	18,502

Operating (Loss) Income	$(1,182,769)	$66,671	$(1,222,182)	$1,266	$(6,537)	$(21,987)

Curtailment gain	(4,107)	—	—	—	—	(4,107)
Legal settlement (gain) charge, net	(6,924)	(8,494)	—	1,570	—	—
Amortization of acquired contract liabilities	(32,436)	(11,269)	(20,485)	(682)	—	—
Depreciation and amortization	695,779	11,170	661,032	19,502	3,657	418

Adjusted (Losses) Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$(530,457)	$58,078	$(581,635)	$21,656	$(2,880)	$(25,676)

Net sales	$1,057,794	$302,802	$423,620	$280,357	$84,745	$(33,730)

Adjusted EBITDA Margin	(51.7)%	19.9%	(144.3)%	7.7%	(3.4)%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(1,047,960)

Add-back:
Income tax benefit	(111,187)
Interest expense and other	68,041

Operating (Loss) Income	$(1,091,106)	$220,649	$(1,354,640)	$75,734	$24,977	$(57,826)

Curtailment charge, net	(1,244)	—	—	—	—	(1,244)
Legal settlement charge (gain), net	5,476	(8,494)	10,500	1,570	1,900	—
Amortization of acquired contract liabilities	(132,363)	(41,585)	(87,524)	(3,254)	—	—
Depreciation and amortization	1,052,116	42,486	937,877	59,102	11,009	1,642

Adjusted (Losses) Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$(167,121)	$213,056	$(493,787)	$133,152	$37,886	$(57,428)

Net sales	$3,886,072	$1,094,703	$1,550,850	$1,061,607	$311,394	$(132,482)

Adjusted EBITDA Margin	(4.5)%	20.2%	(33.7)%	12.6%	12.2%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	March 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(140,270)	$(126,825)	$(2.57)
Triumph Aerospace Structures - Goodwill impairment	266,298	266,298	5.38
Income from Continuing Operations ex-goodwill impairment	126,028	139,473	2.81
Transformation related costs:
Restructuring costs (non-cash)	501	461	0.01
Restructuring costs (cash)	13,997	12,882	0.26
Adjusted Income from continuing operations - non-GAAP	$140,526	$152,816	$3.09	*

* Difference due to rounding

	Twelve Months Ended
	March 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(23,612)	$(42,952)	$(0.87)
Triumph Aerospace Structures - Goodwill impairment	266,298	266,298	5.39
Loss on divestitures	19,124	17,980	0.36
Income from Continuing Operations ex-goodwill impairment & divestitures	261,810	241,326	4.88
Transformation related costs:
Restructuring costs (non-cash)	10,797	9,937	0.20
Restructuring costs (cash)	42,177	38,816	0.79
Other adjustments:
Triumph Precision Components - Strike related costs	15,701	14,450	0.29
Triumph Precision Components - Inventory write-down	6,089	5,604	0.11
Triumph Aerospace Structures - UAS program	14,200	13,068	0.26
Adjusted Income from continuing operations - non-GAAP	$350,774	$323,201	$6.54	*

* Difference due to rounding
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	March 31, 2016
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(1,201,271)	$(1,083,655)	$(22.01)
Adjustments:
Triumph Aerospace Structures - Goodwill / Tradename impairment	645,161	596,054	12.08
Triumph Aerospace Structures - Bombardier impairment	399,758	246,428	5.00
Triumph Aerospace Structures - 747-8 forward loss ^	161,400	99,494	2.02
Restructuring charges	75,596	46,601	0.94
Other inventory impairments	34,353	21,177	0.43
Legal settlements, net	(6,924)	(4,268)	(0.09)
Curtailment gain	(4,107)	(2,532)	(0.05)
Valuation allowance	—	146,045	2.96
Adjusted Income from continuing operations - non-GAAP	$103,966	$65,344	$1.32	*

* Difference due to rounding

	Twelve Months Ended
	March 31, 2016
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(1,159,147)	$(1,047,960)	$(21.29)
Adjustments:
Triumph Aerospace Structures - Goodwill / Tradename impairment	874,361	745,584	15.12
Triumph Aerospace Structures - Bombardier impairment	399,758	246,428	5.00
Triumph Aerospace Structures - 747-8 forward loss ^	161,400	99,494	2.02
Restructuring charges	80,956	49,905	1.01
Other inventory impairments	34,353	21,177	0.43
Legal settlements, net	5,476	3,376	0.07
Curtailment (gain) loss	(1,244)	767	0.02
Valuation allowance	—	146,045	2.96
Adjusted Income from continuing operations - non-GAAP	$395,913	$264,816	$5.37	*

* Difference due to rounding
^ FY 16 747-8 forward loss was driven by customer imposed production rate reductions; operational and contractual improvements in FY 17 resulted in partial reversals of this reserve and have not been removed from adjusted earnings in FY 17.

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Operating (loss) income - GAAP	$(115,489)	$(1,182,769)	$56,889	$(1,091,106)
Adjustments:
Goodwill & tradename impairments	266,298	645,161	266,298	874,361
Triumph Aerospace Structures - Bombardier impairment	—	399,758	—	399,758
Triumph Aerospace Structures - 747-8 forward loss	—	161,400	—	161,400
Restructuring costs (non-cash)	501	21,224	10,797	23,724
Restructuring costs (cash)	13,997	54,372	42,177	57,232
Loss on divestitures	—	—	19,124	—
Triumph Precision Components - Strike related costs	—	—	15,701	—
Other inventory impairments	—	34,353	20,289	34,353
Legal settlements, net	—	(6,924)	—	5,476
Curtailment gain	—	(4,107)	—	(1,244)
Adjusted Operating income - non-GAAP	$165,307	$122,468	$431,275	$463,954

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Twelve Months Ended
	March 31,
	2017	2016

Cash flow from operations	281,319	83,863
Less:
Capital expenditures	(51,832)	(80,047)
Sale of assets	16,823	—
Sale of business	69,364	—
Free cash flow	$315,674	$3,816

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2017	2016
Calculation of Net Debt
Current portion	$160,630	$42,441
Long-term debt	1,035,670	1,374,879
Total debt	1,196,300	1,417,320
Plus: Deferred debt issuance costs	11,752	8,971
Less: Cash	(69,633)	(20,984)
Net debt	$1,138,419	$1,405,307

Calculation of Capital
Net debt	$1,138,419	$1,405,307
Stockholders' equity	846,473	934,944
Total capital	$1,984,892	$2,340,251

Percent of net debt to capital	57.4%	60.0%

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